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                                                                     EXHIBIT 4.6
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                             SAGENT TECHNOLOGY, INC.



                        800 W. EL CAMINO REAL, SUITE 300
                             MOUNTAIN VIEW, CA 94040





                          COMMON STOCK RIGHTS AGREEMENT



                                  JULY 23, 2001












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                                TABLE OF CONTENTS
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                                                                                                  PAGE
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
SECTION 1 Restrictions on Transferability of Securities; Compliance with Securities Act;
        Registration Rights......................................................................   1
        1.1    Certain Definitions...............................................................   1
        1.2    Restrictions on Transferability...................................................   2
        1.3    Restrictive Legend................................................................   2
        1.4    Restrictions on Transfer; Notice of Proposed Transfers............................   3
        1.5    Mandatory Registration............................................................   3
        1.6    Liquidity Damages.................................................................   4
        1.7    Exclusive Registration............................................................   4
        1.8    Expenses of Registration..........................................................   4
        1.9    Registration Procedures...........................................................   4
        1.10   Suspension of Registration........................................................   5
        1.11   Indemnification...................................................................   5
        1.12   Information by Holder.............................................................   7
        1.13   Rule 144 Reporting................................................................   7
        1.14   Transfer of Registration Rights...................................................   7
        1.15   Termination of Registration Rights................................................   7
SECTION 2 Purchaser Rights of First Refusal for Company Stock Sales..............................   8
        2.1    Grant of Rights...................................................................   8
        2.2    New Securities....................................................................   8
        2.3    Notice............................................................................   8
        2.4    Sale after Notice.................................................................   9
SECTION 3 Miscellaneous..........................................................................   9
        3.1    Governing Law.....................................................................   9
        3.2    Survival..........................................................................   9
        3.3    Successors and Assigns............................................................   9
        3.4    Entire Agreement; Amendment.......................................................   9
        3.5    Notices, etc......................................................................   9
        3.6    Delays or Omissions...............................................................  10
        3.7    Counterparts......................................................................  10
        3.8    Severability......................................................................  10
        3.9    Titles and Subtitles..............................................................  10



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                             SAGENT TECHNOLOGY, INC.

                          COMMON STOCK RIGHTS AGREEMENT


        This Common Stock Rights Agreement (the "AGREEMENT") is made as of July 23, 2001, between Sagent Technology, Inc., a Delaware corporation (the "COMPANY") and the Purchasers listed on EXHIBIT A (each a "PURCHASER" and collectively, the "PURCHASERS").


                                    SECTION 1

                 RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
               COMPLIANCE WITH SECURITIES ACT; REGISTRATION RIGHTS

        1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

        "CLOSING DATE" shall have the meaning set forth in Section 2.1 of the Purchase Agreement.

        "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

        "COMMON STOCK" shall mean the Company's Common Stock, $0.001 par value per share.

        "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

        "HOLDER" shall mean (i) each Purchaser and (ii) any Person holding Registrable Securities to whom the rights under this Section 1 have been transferred, in whole or in part, in accordance with Section 1.14 hereof.

        "PERSON" shall mean a natural person, corporation, partnership, limited liability company, trust or any other entity, other than a governmental entity, recognized by statute in its jurisdiction of formation as having legal existence.

        "PURCHASE AGREEMENT" shall mean the Common Stock Purchase Agreement, dated as of July 23, 2001, by and between the Company and the Purchasers.

        "REGISTRABLE SECURITIES" shall mean the shares of Common Stock held by the Holders; provided, however, that Registrable Securities shall not include such securities that have been (a) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (b) sold or are, in the opinion of counsel for the Company, available for sale in a single transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed prior to the consummation of such sale.

        The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement with the Commission in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

        "REGISTRATION EXPENSES" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Section 1.5 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and disbursements of one counsel for all Holders up to $10,000 included in any registration statement hereunder.

        "RESTRICTED SECURITIES" shall mean the securities of the Company required to bear the legend set forth in Section 1.3 hereof.

        "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

        "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth above, all reasonable fees and disbursements of counsel for any Holder.

        "SHARES" shall mean the shares of Common Stock issued to the Purchaser pursuant to the Purchase Agreement and any other securities issued in respect of such securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event.

        1.2 RESTRICTIONS ON TRANSFERABILITY. The Shares shall not be sold, assigned, transferred or pledged prior to the effective date of a registration statement under the Securities Act covering the sale of such shares except upon the conditions specified in this Section 1. Each Holder will cause any proposed purchaser, assignee, transferee, or pledgee of any such shares held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 1.

        1.3 RESTRICTIVE LEGEND. Each certificate representing the Shares and any other securities issued in respect thereof upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 1.4 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

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

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

        Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Common Stock in order to implement the restrictions on transfer established in this Section 1.

        1.4 RESTRICTIONS ON TRANSFER; NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 1.4. Unless there is in effect a registration statement under the Securities Act covering the proposed sale, assignment, transfer or pledge of any Restricted Securities, prior to any such transfer (other than (i) a transfer not involving a change in beneficial ownership, (ii) any transfer by any Holder to (A) any individual or entity controlled by, controlling, or under common control with, such Holder or
(B) any entity with respect to which such Holder (or any Person controlled by, controlling, or under common control with, such Holder) has the power to direct investment decisions or (iii) in transactions in compliance with Rule 144), the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either (i) a written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 1.3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act. Notwithstanding the foregoing, so long as an executive officer or director of the holder serves as an executive officer or director of the Company, such holder agrees to not sell or transfer the Registrable Securities during periods outside of the trading windows applicable to the officers of the Company as set forth in the Company's Insider Trading Program adopted by the Company's Board of Directors.

        1.5 MANDATORY REGISTRATION. The Company shall prepare and file with the Commission a registration statement (the "REGISTRATION STATEMENT") on Form S-1 (or, when eligible, Form S-3) covering the resale of the Registrable Securities by the Holders on or prior to the earlier of (a) 45 days after the Closing Date, or (b) the filing of another Registration Statement on Form S-1 by the



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Company that is filed not sooner than 15 days after the Closing Date (the
"REQUIRED FILING DATE") and shall maintain the effectiveness of such registration statement during the period set forth in Section 1.9 but subject to suspensions of registration in accordance with Section 1.10. The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective within 120 days after the Closing Date.

        1.6 LIQUIDITY DAMAGES.

                (a) In the event that the Registration Statement is filed after the Required Filing Date but within 30 days thereafter (the number of days by which the Required Filing Date is not met being a "DELAY PERIOD"), the Company shall pay to the Holders a cash amount equal to (w) $0.01 per Share (as adjusted for stock splits, stock dividends, recapitalizations and similar events), times
(x) the number of Shares held by the Holder, times (y) the number of days in the Delay Period, divided by (z) 30.

                (b) In the event that the Delay Period is more than 30 days, the Company shall pay to the Holders a cash amount equal to the amount set forth in
Section 1.6(a), plus a cash amount equal to (w) $0.04 per Share, times (x) the number of Shares held by the Holder, times (y) the number of days after the Delay Period in excess of 30 days, divided by (z) 30.

        1.7 EXCLUSIVE REGISTRATION. Subject to such registration rights disclosed in Section 3.3 of the Company's disclosure letter delivered concurrently with the Purchase Agreement, which rights the Company is seeking to have waived, the Company agrees not to register any other shares in the Registration Statement without the Purchasers' consent, which consent shall not be unreasonably withheld.

        1.8 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with the registration pursuant to Section 1.5 shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered except the legal fees and disbursements of any counsel for any Holder not required to be paid by the Company which shall be borne by such Holder.

        1.9 REGISTRATION PROCEDURES. At its expense the Company will:

                (a) Prepare and file with the Commission the Registration Statement and use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as possible after the filing thereof, and keep the Registration Statement effective pursuant to Rule 415 at all times, subject to Section 1.10, until such date as is the earlier of (i) the date on which all Registrable Securities have been sold by each Holder, and (ii) the date on which the Registration Rights terminate as set forth in Section 1.15; and

                (b) Promptly furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus (and all required amendments and supplements to any thereof),



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final prospectus and such other documents as such Holders or such underwriters may reasonably request in order to facilitate the public offering of such securities.

        1.10 SUSPENSION OF REGISTRATION. The Company shall promptly notify the Holders of (i) the issuance by the Commission of a stop order suspending the effectiveness of the Registration Statement, (ii) the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of the Registration Statement to comply with Commission rules. In each case the Company shall use commercially reasonable efforts to promptly prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Holder as such Holder may reasonably request; provided that, the Company may delay to the extent permitted by law the disclosure of material non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an "ALLOWED DELAY"); provided, further, that an Allowed Delay shall not exceed 60 consecutive days in any 365-day period, and there shall be no more than two such Allowed Delay periods. The Company shall promptly notify the Holders in writing of the existence of an Allowed Delay and shall advise the Holders in writing to cease all sales under the Registration Statement until the end of the Allowed Delay.

        1.11 INDEMNIFICATION.

                (a) The Company will indemnify and hold harmless each Holder and, each of Holder's respective officers and directors, trustees, members, employees and partners, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration has been effected pursuant to this Section 1, and each underwriter, if any, and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, state securities law or any rule or regulation promulgated under such laws applicable to the Company in connection with any the registration, and within a reasonable period the Company will reimburse each such Holder, each of Holder's respective officers and directors, trustees, members, employees and partners, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing, defending or


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

paying any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling Person or underwriter and stated to be specifically for use therein.

                (b) Each Holder will, if Registrable Securities held by such Holder are included in the Registration Statement, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by the Registration Statement, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act and each other such Holder each of their respective officers and directors, trustees, members, employees and partners, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and within a reasonable period will reimburse the Company, such Holders, each of their respective officers and directors, trustees, members, employees and partners, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in the Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the gross proceeds before expenses and commissions to such Holder received for the shares sold by such Holder, unless such liability arises out of or is based on willful misconduct by such Holder.

                (c) Each party entitled to indemnification under this Section
1.11 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim



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

or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

        1.12 INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in the registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with the registration referred to in this Section 1.

        1.13 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

                (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

                (b) Use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                (c) So long as a Holder owns any Restricted Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

        1.14 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted Holders under Section 1 may be assigned in whole or in part to a transferee or assignee permitted under Section 1.4 which acquires at least 50,000 shares (as adjusted for stock splits, combinations, consolidations, or similar events with respect to such shares) of Registrable Securities, or if the Purchaser holds a lesser number of shares of Registrable Securities, such lesser number of shares.

        1.15 TERMINATION OF REGISTRATION RIGHTS. The registration rights granted pursuant to Section 1 shall terminate as to each Holder on the earlier of (i) two years after the effective date of the Registration Statement, (ii) the date on which all Registrable Securities held by such Holder may be resold without registration or without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (iii) all of the Registrable Securities held by such Holder have been sold pursuant to the Registration Statement or Rule 144(k) under the Securities Act or any other rule of similar effect.




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                                    SECTION 2

            PURCHASER RIGHTS OF FIRST REFUSAL FOR COMPANY STOCK SALES

        2.1 GRANT OF RIGHTS. The Company hereby grants to each Purchaser the right of first refusal to purchase all or any part of such Purchaser's Pro Rata Share (as hereinafter defined) of New Securities (as defined in Section 2.2 below) which the Company may propose to sell and issue during the 6 months following the Closing Date. Each Purchaser may purchase New Securities on the same terms and at the same price at which the Company proposes to sell New Securities. The "PRO RATA SHARE" of each Purchaser, for purposes of this right of first refusal, shall be the ratio of the total number of shares of Common Stock purchased by such Purchaser under any Common Stock Purchase Agreement to which the Company is a party dated on or before the date hereof, to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (including any shares of Common Stock issuable on the exercise of all exercisable outstanding securities). The rights provided in this Section
2.1 shall not be available to the extent the Purchasers' exercise of such rights would require the Company to obtain stockholder approval pursuant to Nasdaq Rule 4350(i).

        2.2 NEW SECURITIES. "NEW SECURITIES" shall mean any capital stock of the Company, whether or not now authorized, and any rights, options or warrants to purchase any capital stock of the Company, and all securities of any type that are or may become convertible into capital stock of the Company; provided, however, that "NEW SECURITIES" does not include (i) securities offered to the public in an underwritten offering pursuant to a registration statement filed under the Securities Act, (ii) securities issued pursuant to the acquisition of another corporation by the Company by merger or by purchase of all or substantially all of the assets, (iii) securities issued in connection with the exercise of any options outstanding on the date hereof, (iv) all shares of Common Stock (or options therefor) hereafter issued or issuable to officers, directors, employees or consultants of the Company pursuant to any employee or consultant stock option or stock purchase plan or arrangement approved by the Board of Directors of the Company, (v) securities issued in connection with a strategic or bank financing or an equipment lease or other similar transaction which is approved by the Board of Directors of the Company, (vi) capital stock, options, warrants or other convertible securities issued in connection with a bridge financing which is approved by the Board of Directors of the Company, and
(vii) securities issued in connection with a private placement completed on substantially similar terms or at substantially the same time as the Purchaser's purchase of the Shares.

        2.3 NOTICE. In the event the Company proposes to undertake an issuance of New Securities, it shall give to each Purchaser written notice (the "NOTICE") of its intention, describing the type of New Securities, number of shares, the price, the terms upon which the Company proposes to issue New Securities. Each Purchaser shall have five (5) days from the date the Notice is received to agree to purchase any or all of its Pro Rata Share of the New Securities for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased and forwarding payment for the New Securities to the Company.



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

        2.4 SALE AFTER NOTICE. In the event the Purchasers fail to exercise in full the right of first refusal within said five (5) day period, the Company shall have one hundred and twenty (120) days thereafter to sell or enter into an agreement to sell the New Securities respecting which the Purchasers rights were not exercised, at a price and upon general terms no more favorable than specified in the Notice. In the event the Company has not sold the New Securities within said one hundred and twenty (120) day period, the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Purchasers in the manner provided above.


                                    SECTION 3

                                  MISCELLANEOUS

        3.1 GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of Delaware.

        3.2 SURVIVAL. The covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

        3.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

        3.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the Purchase Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that Holders of a majority of the Registrable Securities may, with the Company's prior written consent, waive, modify or amend on behalf of all Holders, any provisions hereof.

        3.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Holder, at the address for such Holder set forth on Exhibit A to the Purchase Agreement or at such other address as such Holder shall have furnished the Company in writing, or (b) if to the Company, one copy should be sent to its address set forth on the cover page of this Agreement and addressed to the attention of the President, or at such other address as the Company shall have furnished to the Holders.

        Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.



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

        3.6 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such nondefaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

        3.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

        3.8 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

        3.9 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.











                          (Signature Page(s) Follow(s))

         The foregoing Agreement is hereby executed by each party as of the date indicated below.



                                       "COMPANY"

                                       SAGENT TECHNOLOGY, INC.
                                       a Delaware Corporation


                                       By: /s/ Ben C. Barnes
                                           ------------------------------------
                                           Ben C. Barnes
                                           President and Chief Executive Officer


                                       Date: July 23, 2001





















               (Signature Page to Common Stock Rights Agreement)

                                       "PURCHASER"

                                       CastleRock Partners, L.P.


                                       By: /s/ Ellen H. Adams

                                       Name: Ellen H. Adams

                                       Title: Managing Member of the General
                                              Partner

                                       Date: July 23, 2001






















               (Signature Page to Common Stock Rights Agreement)

                                       "PURCHASER"

                                       CastleRock Partners II, L.P.


                                       By: /s/ Ellen H. Adams

                                       Name: Ellen H. Adams

                                       Title: Managing Member of the General
                                              Partner

                                       Date: July 23, 2001























               (Signature Page to Common Stock Rights Agreement)

                                       "PURCHASER"

                                       CastleRock Fund, Ltd.


                                       By: /s/ Ellen H. Adams

                                       Name: Ellen H. Adams

                                       Title: Principal & Vice President of the
                                              Investment Advisor

                                       Date: July 23, 2001






















               (Signature Page to Common Stock Rights Agreement)

                                       "PURCHASER"

                                       Quantum Partners LDC


                                       By: /s/ Ellen H. Adams

                                       Name: Ellen H. Adams

                                       Title: Principal & Vice President of
                                              CastleRock Asset Management, Inc.,
                                              Investment Advisor to
                                              Quantum Partners LDC

                                       Date: July 23, 2001






















               (Signature Page to Common Stock Rights Agreement)

                                       "PURCHASER"


                                       By: /s/ G. Nicholas Farwell

                                       Name: G. Nicholas Farwell

                                       Title: Senior Partner, Arbor Group

                                       Date: July 23, 2001























               (Signature Page to Common Stock Rights Agreement)

                                       "PURCHASER"


                                       By: /s/ Philip W. Goldsmith

                                       Name: Philip W. Goldsmith IRA

                                       Title: Bear Stearns Securities Corp.,
                                              Custodian

                                       Date:  July 23, 2001
























               (Signature Page to Common Stock Rights Agreement)

                                       "PURCHASER"

                                       One GT Associates


                                       By: /s/ Jay R. Harris

                                       Name: Jay R. Harris

                                       Title: Managing General Partner

                                       Date: July 23, 2001























               (Signature Page to Common Stock Rights Agreement)

                                       "PURCHASER"

                                       RS Diversified Growth


                                       By: /s/ John Wallace

                                       Name: John Wallace

                                       Title: Portfolio Manager

                                       Date: July 23, 2001























               (Signature Page to Common Stock Rights Agreement)

                                       "PURCHASER"

                                       RS Microcap Growth


                                       By: /s/ W. Wolfenden III

                                       Name: Bill Wolfenden

                                       Title: Portfolio Manager

                                       Date: July 23, 2001

























               (Signature Page to Common Stock Rights Agreement)

                                       "PURCHASER"

                                       Special Situations Fund III, L.P.


                                       By: /s/ Austin Marxe

                                       Name: Austin Marxe

                                       Title: MD

                                       Date: July 23, 2001

























               (Signature Page to Common Stock Rights Agreement)

                                       "PURCHASER"

                                       Special Situations Cayman Fund, L.P.


                                       By: /s/ Austin Marxe

                                       Name:  Austin Marxe

                                       Title:  MD

                                       Date: July 23, 2001























               (Signature Page to Common Stock Rights Agreement)

                                       "PURCHASER"

                                       Special Situations Private Equity Fund,
                                       L.P.


                                       By: /s/ Austin Marxe

                                       Name: Austin Marxe

                                       Title: MD

                                       Date: July 23, 2001
























               (Signature Page to Common Stock Rights Agreement)

                                       "PURCHASER"

                                       Perry Partners LP
                                       Perry Partners Int'l


                                       By: /s/ Paul Leff

                                       Name: Paul Leff

                                       Title: Senior Managing Director

                                       Date: July 24, 2001























               (Signature Page to Common Stock Rights Agreement)

                                       "PURCHASER"

                                       CompassPoint Explorer Fund


                                       By: /s/ Andrew T. Graves

                                       Name: Andrew T. Graves

                                       Title: Managing Partner

                                       Date: July 25, 2001

























               (Signature Page to Common Stock Rights Agreement)

                                       "PURCHASER"

                                       Asphalt Green, Inc.
                                       City of Stamford Firemen's Pension Fund
                                       Andrew Heiskell

                                       By: Zesiger Capital Group LLC,
                                           as agent and attorney-in-fact


                                       By: /s/ James F. Cleery

                                       Name: James F. Cleery

                                       Title: Managing Member

                                       Date: July 26, 2001


























               (Signature Page to Common Stock Rights Agreement)

                                       "PURCHASER"

                                       Lazar Foundation
                                       Meehan Foundation
                                       Morgan Trust Co. of the Bahamas Ltd. as
                                         Trustee U/A/D 11/30/93

                                       By: Zesiger Capital Group LLC,
                                            as agent and attorney-in-fact


                                       By: /s/ James F. Cleery
                                           ------------------------------
                                           Name:   James F. Cleery
                                           Title:  Managing Member
                                           Date:   July 31, 2001


























               (Signature Page to Common Stock Rights Agreement)